IQST – iQSTEL Plans Offering PPS Increase After 18 Months Of High Growth Performance

New York, NY – July 14, 2021 – iQSTEL, Inc. (OTCQB: IQST) today announced plans to increase the price per share of the remaining shares available on the company’s Reg A offering targeting a price from $0.50 to $2.00 per share. The CEO, Leandro Jose Iglesias, today released a letter to shareholders reviewing the company’s progress over the first six months of 2021 and plans for the second half of 2021 in conjunction with an overview of the company’s plans to increase the PPS on the remaining Reg A offering. The CEO letter to shareholders is included in its entirety below:

Dear Shareholders,

I would like to begin this letter with a summary of all that we have accomplished in the first six months of 2021. I think you will find the sheer length of the list impressive, let alone the magnitude of each accomplishment. We all here at iQSTEL share a passion for execution, or you might just say, we like to get stuff done. I contend that our passion for execution is at the root of what sets us apart from our competitors.

Products and Services Introduced So Far This Year:

•Technology (IoT) Division: On January 11th, we announced that our IoTSmartGas (Internet of Things) had won the 2021 edition of the IoT Breakthrough Award as the “Smart Appliance Product of the Year.” Thanks to this recognition, we joined the ranks of other globally recognized industry leaders including Apple, Amazon and General Electric, among many other very well recognized companies. https://iotbreakthrough.com/2021-winners/.

•Electric Vehicle (EV) Division: On January 28th, we announced we would be developing a battery solution for the electric vehicle industry, and on February 2nd, we entered into an agreement with ALYI/Modus/Revolttoken to develop a proprietary battery solution for their Revolt Electric Motorcycle Ecosystem Project.

•Technology (IoT) Division: On February 11th, we reached an agreement with a global chemical industry leader (a 500 Fortune company) to develop for them an IoT (Internet of Things) device we called “IoTSmartTank” with a first test order of 2,500 devices to be installed in one of their EEUU facilities. On April 26th, we announced the first phase of field test results. This is a milestone contract making our Technology Division profitable thanks to the recurring revenue from the first order alone.

•Telecom Division: On March 1st, we announced our new brand for our Telecommunication Division - www.iqstelecom.com, and since then we have been working on increasing the synergies among all our telecom operations to reduce costs and improve productivity. At the same time, we continue to work our existing business plan where we have forecasted $60.5 Million of revenue for the current FY.

•Blockchain Division: On March 3rd, we announced that our Mobile Number Portability Application (MNPA) would be commercially launched by April 2021, but due the Covid-19 crisis in India, we were slightly delayed, and we finally launched in May. On June 8th, we introduced the MNPA promotional video https://www.youtube.com/watch?v=OyHE6pv9QQ0. We estimate this product will bring up to $25 Million in revenue per year, 30%-40% Ebitda, by capturing just 5% of the $530 Million in revenues per year from the overall global mobile number portability market.

•Fintech Division: On March 8th, we announced our plan to launch our Visa/Mastercard debit card ecosystem by June 2021. This business will open an opportunity to develop $128 Million in revenue over the next 5 years with an EBITDA between 30%-40%. On May 27th we announced that we would introduce the Cryptocurrency Exchange Services in our VIMO (VisaMoneyOne) and MAXMO (MasterCardMoneyOne) Ecosystem Products, and on June 30th we announced the launching of our MAXMO fintech ecosystem. Our mobile fintech services that include MasterCard Debit Card, US Bank Account, Mobile App/Wallet, Crypto Services, Remittances, and Mobile Top Up, are all now deployed in a test phase.

•Electric Vehicle (EV) Division: On June 17th, we created the Electric Vehicle (EV) business division to have a more dedicated approach for the EV industry as a One-Stop-Shop for Batteries, Chargers, Software Management, IoT Connectivity, Mobile App, and Dashboard Displays. On July 7th, we announced our plans to launch the EVOSS Electric Motorcycle in Latin America to provide a complete Electric Motorcycle solution to include consumer purchase financing from our MAXMO fintech ecosystem.

Corporate and Capital Structure Improvements YTD:

•Debt Free Company: On January 12th, we announced the elimination of all convertible debt and warrants exchanging them for Standard Commercial Promissory Notes, On January 14th, we announced a 48% debt reduction of over $1.5 Million. On February 17th, we became an entirely debt free company, eliminating all convertible notes, promissory notes, warrants, and settlement agreements.

•Management Long Term Commitment: On January 15th, the Management Team announced (8K Filed) the conversion of 21 Million common shares into Series B Preferred shares demonstrating their long term commitment to the Company and its business plan. By means of this transaction, the number of outstanding common shares were reduced by 21 million shares, making room for the common shares offered in the Reg A offering earlier this year and mitigating the overall potential for dilution resulting from the Reg A offering.

•Investment Bank Support: On March 11th, we initiated a series of conversations with Investment Banks to explore partnerships that could support our intended plans to up-list to Nasdaq. The response from potential Investment Banking partners has been overall positive.

•M&A Campaign: On March 25th, we announced the beginning of what would be our second Merger & Acquisition Campaign (M&A Campaign). The first campaign resulted in the successful acquisitions of Swisslink, IoT Labs, QGlobal SMS and ItsBchain. At this time, we are working on a shortlist of potentials acquisition targets.

•Up-Listing Path: On June 15th, we announced the OTCQB certification, an important milestone in our overall Up-listing Path. On June 28th, we announced the addition of three new independent members to our Board of Directors bringing our Board to a total of five members. The expansion of our Board with three new independent members is an important step that brings us closer to realizing our up-listing objective.

Investor Relations and Social Media Presence Enhancements:

•Website www.iqstel.com: In addition to keeping our website updated, we added a new “Meet Us” section where you can see our Global Presence - specifically the details of our Offices in each of the countries where we have a presence to include all the ways you can “Meet Us” - by Phone, By Social Media, By Email, and By Face to Face Meeting. On the “Meet Us” section, you can also see Some of Our Faces.

•Corporate Videos: We have produced three corporate videos so far, all available on our Official You Tube Channel: IQSTEL – IQST Official Channel https://www.youtube.com/channel/UCsaklYVEBqfDVOnDjZVYNxw

•Social Media Presence: The company has presence in several social media platforms to include Twitter, Facebook, Instagram, and LinkedIn. For details visit the www.iqstel.com “Meet Us” section and select the Social Media Button.

•Frequent Business and Corporate News: We issue press releases almost on a weekly basis to keep our more than 18,900 shareholders updated about our business and corporate performance.

What Our Shareholders Can Expect From Us In The Second Half Of The Year:

1.The same passion for execution, but getting even better: From a business perspective, we will keep developing new products and services through our 5 Business Divisions, and building revenue and positive EBITDA streams in each to make the overall company stronger, better, more productive, more competitive and more efficient. Our goal is not only to reach our revenue forecast of $60.5 Million, but to surpass it.

2.Keep advancing the company toward our Nasdaq Up-Listing objective: We will continue to strengthen corporate governance and improve our Operations and Balance Sheet to better position the company for an up-list to Nasdaq.

3.Keep improving our Financial Statements: We will maintain our current trend with minimizing Commercial Debts, increasing the value of our Stockholder Equity, reducing operating expenses as a percentage of revenue, and increasing our EBITDA.

4.M&A Campaign: We are currently evaluating three potential acquisition targets. All of them have revenue, EBITDA and are Net Income positive. We are still in the due diligence process, but we feel confident that we could show concrete results in the second part of this Fiscal Year.

5.News upcoming soon: We are going to keep all our shareholders informed about new products as well as developments with our IoTSmartTank for the Chemical Industry, the MAXMO Fintech Ecosystem Launch initiative, our IQSTelecom brand consolidation and our M&A Campaign. We continue working on all the initiatives and products announced in our corporate video https://www.youtube.com/watch?v=_X4inDXQZxs&t=40s.

6.New Electric Vehicle (EV) and Fintech Business Division news: In this second half of the year, we plan to launch the VIMO Fintech Ecosystem (VisaMoneyOne) to complement our MAXMO fintech ecosystem. Regarding the Electric Vehicle (EV) Division (EVOSS), we will keep working closely with ALYI/MODUS/Revolttoken on the Revolt Electric Motorcycle Ecosystem for EEUU and Africa. At the same time, we plan to deliver the first EVOSS proprietary motorcycles for Latin America at the end of 2021.

Reg A Offering Price Increase Update:

As you may recall, we have been using our Reg-A offering as the foundation of our funding strategy since December 10th, 2019 - more than 18 months.

Our last SEC qualification was on Jan 14th, 2021, where we were approved to issue up to 80,000,000 common shares. So far now, we have sold 59,800,000 common shares. Our last sale was on March 25th, 2021 - almost four months ago. 20,200,000 common shares remain of the original 80,000,000.

In conjunction with the increase in our stock price since our last qualification, we are filling a Post Offering Statement (POS) where we are requesting the SEC to allow us to set a new price for the remaining 20,200,000 shares. We plan to request a price range between $0.50 to $2.00 per share.

We do not have an urgent need to sell our remaining Reg-A shares at this time. Accordingly, we want to take advantage of this time to have the Reg-A qualified by the SEC with price range that we believe better reflects the current value of our company.

This price increase would allow us to raise between $10 Million to $40 Million to invest in the ongoing growth of our business operations and the overall value of the company, in addition to reinforcing our stockholder equity position in preparation for a Nasdaq up-listing.

Final Message:

We are more than an amazing company. We are five amazing companies all rolled into one: IQSTelecom (Telecom), EVoss (Electric Vehicles), Global Money One (Fintech), IoTLabs (Technology), and ItsBchain (Blockchain).

Sometimes, we receive questions asking us to explain our strategy. The answer is on our website www.iqstel.com in the “About Us” section:

“iQSTEL combines our Telecommunications Division business, our high-value customer involvement, and over 100 years of combined technology experience into a dynamically growing company. iQSTEL is developing our businesses with high-margin and EBITDA contributions in areas such as Electric Vehicles EV, Technology (IoT), Fintech, and Blockchain. Thanks to this approach, iQSTEL will be one of the leaders as a One-Stop-Shop for high-tech services with a global presence”.

We are proud of all we have achieved so far, but more than this, we are excited and committed with all the things we plan to achieve in our company this Fiscal Year and next.

Reading the messages on the social media boards, and reading all the emails that we receive, we know that the majority of our 18,900 shareholders, believe in our company, believe in our business vision, and trust in our passion for execution – and we are grateful. Your enthusiastic support is energizing for us, and motivates us to be and do better every day making the company and more valuable and altogether, more incredible.

Respectfully yours,

Leandro Jose Iglesias

iQSTEL Inc. (www.iqstel.com)

President & CEO

iQSTEL Inc (OTCQB: IQST) (www.iQSTEL.com) is a US-based publicly-listed company with an Independent Board of Directors offering leading-edge Telecommunication, Technology and Fintech Services for Global Markets, with presence in 15 countries. The company provides services to the Telecommunications, Electric Vehicle (EV), Financial Services, Chemical and Liquid Fuel Distribution Industries. iQSTEL has 5 Business Divisions: Telecom, Electric Vehicle (EV), Fintech, Technology and Blockchain, with worldwide B2B and B2C customer relations operating through its subsidiaries: Etelix, SwissLink, QGlobal SMS, SMSDirectos, Global Money One, IoT Labs and itsBchain. The Company has an extensive portfolio of products and services for its clients: SMS, VoIP, international fiber-optic connectivity for 5G, Cloud-PBX, OmniChannel Marketing, EV Batteries, EV Chargers, EV Battery Management System, EV IoT Connectivity, Mobile App For EV Connectivity, EV Dashboard Display, Visa/Mastercard Debit Card, Cryptocurrency Exchange Services, Money Remittance, Mobile Top Up, IoT Smart Gas Platform, IoT Smart Tank Platform, Mobile Number Portability Application MNPA (Blockchain Platform) and Settlement & Payments Marketplace SPM (Blockchain Platform).

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR Email: investors@iqstel.com

Source: iQSTEL Inc. and its subsidiaries: www.iqstel.com